CONFIDENTIAL TREATMENT REQUESTED

Exhibit 10.8

DISTRIBUTION AGREEMENT

This DISTRIBUTION AGREEMENT (the “Agreement”), by and between AMEDICA CORPORATION, a Delaware corporation with a principal place of business at 1885 West 2100 South, Salt Lake, City, Utah 84119 (“Amedica”) and Orthopaedic Synergy, Inc., a Delaware corporation with a principal place of business at 50 O’Connell Way #10, East Taunton, MA 02718 (the “OSI”) is effective as of the 22nd day of February, 2010 (the “Effective Date”). Amedica and OSI are each referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H

WHEREAS, Amedica designs and manufactures implantable orthopedic medical products and devices to be marketed, sold and distributed worldwide;

WHEREAS, certain of Amedica’s products are manufactured utilizing a material known as Silicon Nitride (“SiN”) which material is known to have particularly unique properties with respect to strength, wear, and bone ingrowth;

WHEREAS, OSI manufacturers, markets, and sells implantable medical devices, including total hip and knee systems and related instrumentation;

WHEREAS, OSI wishes to use certain of Amedica’s SiN components in the manufacture of certain of OSI’s total implant systems; and

WHEREAS, Amedica desires to provide OSI with SiN components as more fully described herein pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Parties agree as follows:

1. DEFINITIONS. For the purpose of this Agreement, the following definitions will apply:

a. “Product” or “Products” means Amedica’s SiN femoral head component in sizes to be determined by the Parties.

b. “Territory” means all [***].

c. “OSI Hip System” means the total hip system into which the Products will be incorporated and which OSI will sell in the Territory.

2. UNDERTAKINGS OF AMEDICA. Amedica agrees as follows:

a. Product Supply. Amedica shall make [***] to supply OSI with quantities and sizes of the Products as requested by OSI pursuant to written purchase orders. Purchase orders shall not be binding until accepted by Amedica and Amedica shall notify OSI promptly in the event that it rejects any purchase order.

b. [***]. [***].

c. Certain Technical Information. Amedica will inform OSI in the event of any changes in indications, applications and/or contraindications or any recalls or restrictions of usage issued by any regulatory agency and applicable to any of the Products.

d. Insurance. Amedica shall maintain products liability and other insurance in such amounts [***].

CONFIDENTIAL TREATMENT REQUESTED

3. UNDERTAKINGS OF OSI. OSI agrees to:

a. vigorously promote within the Territory the distribution and sale of the OSI Hip System in a manner that [***];

b. assist Amedica as may be needed from time to time to comply with all applicable laws and regulations regarding the tracking and traceability of products and any other local applicable regulations in each and every jurisdiction where OSI sells the Products; and, comply with and keep Amedica timely advised with respect to all laws, licensing regulations and rulings of governmental bodies having jurisdiction over OSI’s business concerning the sale of the Products;

c. exercise all necessary care in storing the Products to insure their merchantability as safe and effective products, and maintain errors and omissions, general liability and all risk insurance in such amounts as are reasonably acceptable to Amedica and provide proof of such insurance to Amedica upon request;

d. advise Amedica of any suit, claim, complaint or performance issues known to OSI resulting from the sale or use of any of the Products, as well as any recalls or restrictions of usage issued by a regulatory agency;

e. provide samples of all marketing and promotional materials which relate in any way to the Products to Amedica for Amedica’s prior approval, which approval shall not be unreasonably withheld;

4. TERM AND TERMINATION.

a. Subject to the termination rights contained in this Agreement, the initial term of this Agreement shall be for period of five (5) years commencing on the Effective Date. Thereafter, the Parties may agree to extend the Agreement provided such agreement is committed to writing and signed by authorized representatives of both Parties.

b. This Agreement may be terminated for any of the following reasons:

(i) by either Party in the event that the other party breaches this Agreement and fails to cure such breach within thirty (30) days of its receipt of written notice from the non-breaching Party specifying the details of such breach;

(ii) by Amedica in the event that OSI fails to exercise reasonable best efforts in the distribution and sale of the Products pursuant to this Agreement;

(iii) either Party, by written notice to the other, may terminate this Agreement immediately if either Amedica or OSI (as applicable): (A) [***] its business, (B) becomes subject to any bankruptcy or insolvency proceeding under federal or state law, (C) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority, or (D) has wound up or liquidated its business voluntarily or otherwise;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(iv) immediately by either Party if the other Party intentionally engages in wrongful acts which materially impair the goodwill or business of Amedica or cause material damage to Amedica’s property, goodwill, or business; and

(v) immediately by either Party and upon written notice to the other in the event that a Party (or any of a Party’s members, shareholders, directors, managers, employees or agents) is excluded from, debarred or otherwise subject to sanctions by the Medicare or Medicaid programs or is assessed any civil or criminal fines or penalties under such programs or under federal or state anti-kickback or Stark laws.

c. Any termination of this Agreement shall constitute a cancellation of all orders from OSI, whether received prior to or after such termination, but shall [***] which OSI may then have with Amedica; provided however, that after termination of this Agreement, OSI shall have the right to distribute and/or sell Products [***] or [***] until such products [***] or [***], whichever occurs first. Upon any such termination of this Agreement, Amedica shall [***] in any manner whatsoever on account of such [***]; furthermore, Amedica shall not, for any reason whatsoever, including but not limited to the breach, termination, cancellation or expiration of this Agreement, [***],[***], either on account of [***] or on account of any other thing or cause whatsoever, including, without limitation, [***], whether arising out of warranty or other contract, negligence or other tort, or otherwise.

5. INTELLECTUAL PROPERTY RIGHTS; COMPETING PRODUCTS; CONFIDENTIAL INFORMATION. The Parties agree that all trademarks, copyrights, patents, trade secrets, service marks, trade dress and other intellectual property and/or proprietary rights of Amedica and/or associated with the Products (the “Intellectual Property Rights”) are the sole and exclusive property of Amedica unless otherwise provided herein or in that certain Joint Development Agreement executed by the Parties and dated February 8, 2010. No action of Amedica or any provision in this Agreement shall, at any time, be deemed as transferring any Intellectual Property Rights of Amedica to OSI or creating any other right in or to such Intellectual Property Rights in OSI.

6. TERMS AND CONDITIONS.

a. Pricing and Revenue Share. The Parties shall mutually agree on pricing for the OSI Hip System into which the Products are incorporated, which pricing shall depend upon all reasonable and customary factors including without limitation geographical area, availability of discounts and/or rebates, etc. Individual component pricing for the Products shall be agreed upon between the Parties prior to any sale to any third Party. All prices shall be committed to writing. The Parties shall share equally the Net Margin amount for each Product. Net Margin is defined as the actual sales price of each Product less (i) discounts and/or rebates; (ii) usual and customary manufacturing costs of all components, which costs shall be invoiced as provided in Section 6(c) below; (iii) commissions paid to sales personnel; and (iv) delivery costs.

b. Right to Audit. Either Party will have the right to audit all cost calculations upon reasonable notice in writing to the other Party, however in no event shall such right to audit be exercised more than once per calendar year. In the event that an audit evidences that such costs have been figured incorrectly and to the detriment of the Party requesting the audit, [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

c. Invoicing upon Shipment. Amedica shall invoice OSI [***] upon shipment of same to OSI. Payment for all such invoices shall be [***] from the date on each invoice presented to OSI by Amedica.

d. Quarterly [***] Reconciliation. Within [***] of the end of each calendar quarter, OSI shall provide to Amedica a reconciliation of the [***] sold during each such calendar quarter. Payment due Amedica as evidenced by each reconciliation report shall be included with each reconciliation forwarded to Amedica pursuant to this Section 6(d).

e. Orders and Deliveries. All orders received by Amedica from OSI are subject to written acceptance by Amedica. Amedica may reject any order which it receives from OSI. OSI shall provide shipping instructions to Amedica.

7. PRODUCT WARRANTIES AND LIMITATIONS ON DAMAGES. OSI shall make no warranty or representation with respect to Amedica or any of the Products, whether express or implied, unless first approved by Amedica in writing, and in such case, provided that OSI shall be solely responsible for any claims made under, or with respect to, any such warranty. Amedica will likewise make no warranty or representation with respect to OSI’s product offerings.

8. PRODUCT IDENTIFICATION. All Products incorporated into the OSI Hip System and sold by OSI shall name Amedica as manufacturer of the Products.

9. INDEMNITY.

a. By Amedica. To the extent not otherwise covered by insurance, Amedica shall defend, indemnify and hold harmless OSI from and against any liabilities, losses, damages, costs and expenses (including reasonable attorney fees and other costs and expenses) arising out of: (i) any claim or action brought against OSI for any claim that the Products infringe any United States patent, copyright, trademark or trade secret under United States law, provided that, OSI promptly notifies Amedica in writing of such claim and allows Amedica to control, and fully cooperates with Amedica in, the defense of any such claim or action and any settlement negotiations related thereto. Notwithstanding the above, Amedica shall have no liability for any settlement or compromise made without its express written consent. In the event of a claimed infringement, Amedica reserves the right to do any of the following: replace the Product with a non-infringing product or a product of equivalent functionality; modify the Product to make it non-infringing; procure for OSI the right to continue using said Product; or remove the Product and refund the price paid to Amedica for such Product. The foregoing constitutes Amedica’s entire liability in the event of any claim of intellectual property infringement.

b. By OSI. OSI shall defend, indemnify and hold harmless Amedica from and against any claim, liabilities, losses, damages, costs and expenses (including reasonable attorney fees and other costs and expenses) associated with any claim or action that arises out of or relates to: (i) any acts or omissions of OSI or its employees, agents or other representatives; (ii) any claims arising from the marketing, promotion or distribution of the Products by OSI or its employees, agents or other representatives; (ii) any failure of OSI, or its employees, agents or other representatives, to comply with any obligation under this Agreement; (iii) any claim that arises out of any promises, representations or warranties that OSI, or its employees, agents or other representatives, make to customers or other persons or entities, express, implied or otherwise; (iv) any claim arising out of any sale by OSI or its employees, agents or other

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

representatives (except to the extent caused by Amedica’s errors or omissions); or (v) any unauthorized use of the Products by any party obtaining the Products from OSI or its employees, agents or other representatives.

10. RECORD KEEPING; INSPECTION. OSI shall keep accurate, up-to-date records of all its transactions in purchasing and selling the Products, including, [***]. Such records shall be retained for at least a period of four (4) years following such record year, which record retention requirement shall survive the termination of this Agreement. [***], Amedica (and/or its designated agent) shall have the right to visit and inspect the place of business of OSI and to inspect such books at OSI’s principal place of business during normal business hours during the Term of this Agreement and for a period of [***] following the termination or expiration of this Agreement.

11. MISCELLANEOUS.

a. Entire Agreement and Modification. This Agreement and the exhibits attached hereto constitute the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous discussions, agreements or representations, written or oral, concerning the subject matter of this Agreement. No modification or amendment of this Agreement shall be binding unless in writing signed by both parties hereto.

b. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law provisions.

c. Waiver. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is to be enforced. No failure, neglect or delay by a party to enforce any provision of this Agreement shall at any time be deemed a waiver of any other provision of this Agreement at such time or shall be deemed a waiver of such provision at any other time. Failure to enforce any provision of this Agreement, by either party, shall not be construed as a waiver of that provision.

d. Notice. Any notice or communication required or permitted to be given under this Agreement shall be in writing and shall be served on the Parties at the address of the recipient Party listed above or to such other address, as any Party may by written notice designate. Any notice or communication required, permitted or desired to be given by any provision of this Agreement shall be sent either (i) by prepaid certified or registered mail, return receipt requested, in which case notice shall be deemed received three business days after deposit, postage prepaid in the United States Mail; (ii) by nationally recognized overnight courier, in which case notice shall be deemed received one business day after deposit with such courier provided that such courier has written evidence of delivery to such Party’s address; or (iii) by facsimile with appropriate electronic confirmation or receipt.

e. Surviving Provisions. The Parties expressly agree that the provisions contained in Section 6 regarding Price and Revenue Sharing relative to the Products shall survive the expiration and/or earlier termination of this Agreement unless otherwise agreed by the Parties or in the event of a breach of this Agreement by either Party. Additionally, the provisions of Section 5, 7, 6, 9, 10, and 11 shall survive the expiration of earlier termination of this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

f. Assignment. This Agreement is non-transferable except as permitted in this paragraph. Either Party to this Agreement may assign its interest under this Agreement to any entity controlling, controlled by or under common control with such Party or an entity which is succeeding to the entire business of Company; provided, however, that either Party must assign its rights and obligations under this Agreement to any purchaser of all or substantially all of the assets of said Party, in which case the purchaser shall remain liable for all of such Party’s obligations hereunder.

g. Relationship of the Parties. Nothing in this Agreement is intended to create an exclusive business relationship between the Parties except as set out herein, nor will this Agreement be deemed or construed to constitute or create between the Parties a partnership, joint venture, agency, or other legal business entity.

h. Provision Rendered Invalid. If any provision of this Agreement is invalid, illegal or incapable of being enforced under any rule of law or public policy, Amedica may terminate this Agreement forthwith or, at its option, continue the Agreement as so modified by law or policy.

i. Force Majeure. If during the term of this Agreement an event of force majeure should prevent either party from fulfilling contractual obligations, the party so affected shall be excused from any liability for non-performance during the period of such force majeure; provided however, if such force majeure continues for more than thirty [***] then either party may terminate this Agreement.

j. Ability to Contract. The Parties represent and warrant to each other that they are not prohibited from entering into this Agreement, selling the Products or otherwise conducting business with each other as contemplated herein, whether due to any contract to which either is a party, or other commitment or obligation binding on either party.

k. Production. Nothing herein shall be deemed to require that Amedica continue the production of any Product. Amedica shall not be liable for delays in delivery or failure to perform any obligation hereunder due to force majeure or any other cause beyond its control, including, but not limited to, vendor problems, labor disputes, acts of war or terrorism, fire, delays in transportation or shortages of materials or transportation supplies.

l. Confidential Nature of Terms and Provisions. The Parties acknowledge and agree that the terms and provisions of this Agreement are confidential in nature and not to be disseminated to any third party unless required by law, court order, or other legal mandate. Notwithstanding the foregoing, the parties are free to reference the existence of the business relationships between them in press releases, company websites, and any other public forum provided that such information publicly disclosed be limited to the fact that the parties have entered into an agreement and the products made the subject matter of that agreement.

m. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

n. Compliance with Laws and Regulations. The Parties represent and warrant that they: (i) will not violate or cause the other Party to violate any provision of United States law; (ii) shall comply at all times with all worldwide applicable laws, including, without limitation, those related to medical devices, health care fraud and abuse and all federal and state health care reimbursement programs,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

advertising, warranties, environmental concerns, national security, registration of commercial representatives, and employment; (iii) shall comply with the regulatory requirements of each jurisdiction in which the Products are sold, to the extent that the same apply to the parties’ respective obligations under this Agreement.

NOW THEREFORE, the undersigned have executed this Agreement as of the Effective Date.

AMEDICA CORPORATION

/s/ Ben R. Shappley
Ben R. Shappley, CEO

ORTHOPAEDIC SYNERGY, INC.

Its:	/s/ R.D. Nikolaev, CEO

R.D. Nikolaev, CEO

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

FIRST AMENDMENT AND ADDENDUM

TO DISTRIBUTION AGREEMENT

DATED:	To be Effective as of November 1, 2012 (the “Amendment Date”).

PARTIES:	The Parties, each individually a “Party”, to this First Amendment and Addendum to Distribution Agreement (herein the “First Amendment”) are:

(a)	Orthopeadic Synergy Inc., a Delaware corporation (“OSI”);

(b)	Amedica Corporation, (“Amedica”). OSI and Amedica are collectively referred to as the “Parties.”

RECITALS

OSI and Amedica entered into that certain Distribution Agreement dated February 22, 2010 (the “Agreement”). All capitalized terms in the Agreement which are not defined in this First Amendment will have the definitions ascribed to them in the Agreement.

OSI and Amedica desire to amend the Agreement, as more particularly set forth in this First Amendment.

The Parties therefore agree as follows:

1.	Incorporation of Recitals. All of the forgoing Recitals are hereby incorporated as agreements of the Parties.

2.	Amendments to the Agreement. OSI and Amedica hereby amend the Agreement as follows:

A.	Section 1(b), in the Definition Section of the Agreement is replaced by the following Section 1(b), which amends, supersedes and replaces Section 1(b) of the Agreement in its entirety:

b.	“Territory” means all countries in the world, including the USA.

B.	Section 2(a), in the Definition Section of the Agreement is replaced by the following Section 2(a), which amends, supersedes and replaces Section 2(a) of the Agreement in its entirety:

2(a)

Distribution Product Supply. Subject to the terms and conditions of this Agreement, Amedica shall use reasonable efforts to supply OSI with quantities and sizes of the Products as requested by OSI pursuant to written purchase orders. Specifically, Amedica agrees to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

provide OSI with all requested Products before providing [***] to any other customer of Amedica. Purchase orders shall not be binding on Amedica until accepted by Amedica and Amedica shall notify OSI promptly in the event that it rejects any purchase order which Amedica may do in the event [***].

C.	Section 4(a) of the Agreement is replaced by the following Section 4(a), which amends, supersedes and replaces Section 4(a) of the Agreement in its entirety:

4(a)	Term. The term of this Agreement shall begin upon the Effective Date and expire eight (8) years from regulatory approval or clearance of the Product unless earlier terminated (the “Term”). The Parties shall be free to mutually agree to any extension or renewal of this Agreement to the extent that same is memorialized in writing and signed by both Parties.

D.	Sections 6(a), 6(b), 6(c) and 6(d) of the Agreement are replaced by the following Section 6(a-d), which amends, supersedes and replaces Sections 6(a), 6(b), 6(c) and 6(d) of the Agreement in their entirety:

(a-d)	Pricing: The Parties agree that the pricing of the Products will [***].

E.	Section 9(b) of the Agreement is replaced by the following Section 9(b), which amends, supersedes and replaces Section 9(b) of the Agreement in its entirety:

9(b)

By OSI. OSI shall defend, indemnify and hold harmless Amedica from and against any claim, liabilities, losses, damages, costs and expenses (including reasonable attorney fees and other costs and expenses) associated with any claim or action that arises out of or relates to: (i) any acts or omissions of OSI or its employees, agents or other representatives; (ii) any claims arising from the marketing, promotion or distribution of the Products by OSI or its employees, agents or other representatives; (iii) any failure of OSI, or its employees, agents or other representatives to comply with any obligation under this Agreement; (iv) any claim that arises out of any promises, representations or warranties that OSI, or its employees, agents or other representatives, make to customers or other persons or entities, express, implied or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

otherwise; (v) any claim arising out of any sale by OSI or its employees, agents or other representatives (except to the extent caused by Amedica’s errors or omissions); (vi) any unauthorized use of the Products by any party obtaining the Products from OSI or its employees, agents or other representatives; or (vii) any claim that the OSI Hip System infringes any United States patent, copyright, trademark or trade secret under United States law.

3.	Addendums to the Agreement: OSI and Amedica hereby addend the Agreement as follows:

A.	The following Section, 3(f), is added by Addendum to the Agreement in its entirety:

f.	Regulatory Submission: SiN on Polyethylene

(i)	510(k) Application: The Parties wish to proceed with a 510(k) application (the “510(k)”) for the application of SiN with polyethylene. [***].

(ii)	Ownership of 510(k). The 510(k) shall be owned by [***] to the extent permitted by law and the regulatory authorities, the rights, responsibilities, obligations with respect to the 510(k).

B.	The following Section, 3(g), is added by Addendum to the Agreement in its entirety:

3(g)	Exclusivity Period: Amedica agrees that for a period of [***], which time period shall begin to run upon the Product’s [***] in the US market (the “Exclusive License Period”), Amedica shall not [***] or otherwise [***] the SiN technology embodied in each such Product to any third party for use in hip and/or knee systems or components, worldwide.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

C.	The following Section, 11(o), is added by Addendum to the Agreement in its entirety:

(o):	Change of Control: In the event of a Change of Control as defined herein, the Parties acknowledge and agree that any successor entity to either Amedica or OSI shall be bound by each and every of the terms and provisions of this Agreement and that any failure of a successor entity to abide by same shall be considered a material breach of this Agreement.

For purposes of this Agreement, Change of Control means:

(i) any public report or notice is filed with any authority in the United States, or any public announcement is made, that discloses that any person has become the beneficial owner, directly or indirectly, of 50 percent or more of the outstanding voting stock of Amedica or OSI;

(ii) any person purchases securities pursuant to an offer for cash or exchange of securities to acquire any voting stock of Amedica or OSI (or any securities convertible into voting stock of Amedica or OSI) and, immediately after consummation of that purchase, that person is the beneficial owner, directly or indirectly, of 50 percent or more of the outstanding voting stock of Amedica or OSI;

(iii) the consummation of

(a) a merger, stock exchange plan, consolidation or reorganization of Amedica or OSI with or into any other person if as a result of such merger, stock exchange plan, consolidation or reorganization, less than 50 percent of the combined voting power of the then-outstanding securities of such other person immediately after such merger, consolidation or reorganization are held in the aggregate by the holders of voting stock of Amedica or OSI immediately prior to such merger, stock exchange plan, consolidation or reorganization;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(b) any sale, lease, exchange or other transfer of all or substantially all the assets of Amedica or OSI and their respective consolidated subsidiaries to any other person if as a result of such sale, lease, exchange or other transfer, less than 50 percent of the combined voting power of the then-outstanding securities of such other person immediately after such sale, lease, exchange or other transfer are held in the aggregate by the holders of voting stock of Amedica or OSI immediately prior to such sale, lease, exchange or other transfer; or

(c) a transaction immediately after the consummation of which any person (within the meaning of Section 13(d) or Section l4(d)(2) of the Exchange Act) would be the beneficial owner (as that term is defined in Rule 13d-3or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of more than 50 percent of the outstanding voting stock of Amedica or OSI; or

(iv)	the dissolution of Amedica or OSI is approved in accordance with the laws of the jurisdiction of formation of the respective Party.

4.	No Other Amendments. Except as provided in Section 2 and 3 of this First Amendment, the terms and provisions of the Agreement remain unmodified and in full force and effect.

5.	Counterparts And Facsimile Signatures. This First Amendment may be executed in multiple counterparts, each of which is an original for any and all purposes and all of which together shall constitute one and the same instrument, and facsimile signatures shall be deemed sufficient to bind either Party hereto.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the Amendment Date.

Orthopaedic Synergy, Inc.		Amedica Corporation

By:	/s/ [Illegible]	By:	/s/ Eric K. Olson

Name:	Illegible	Name:	Eric K. Olson
Title:		Title:	President / CEO

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.